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                                 [EXHIBIT 10.12]








                               CONTRACT NO. ES-01

                           ENGINEERING CIVIL SERVICES

                                       FOR



                        KENNECOTT UTAH COPPER CORPORATION

                              ENGINEERING SERVICES



                                   JULY, 1997




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                               CONTRACT NO. ES-01
                           ENGINEERING CIVIL SERVICES


This Agreement is dated as of the 21st day of July, 1997, by and between W. W. Clyde & Company, whose address is 1375 North Main, Springville, Utah 84663, hereinafter called the "Contractor" and Kennecott Utah Copper Corporation, a Delaware corporation, whose address is P. O. Box 112, Bingham Canyon, Utah, 84006-0112, hereinafter called the "Company".

WHEREAS, the Company desires to Miscellaneous Civil work done at venous locations on the property.

WHEREAS, the Contractor represents that it is fully qualified, ready, willing and able to perform such work for the Company,

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.      SCOPE OF WORK

Contractor shall perform the work (the "Work") to be done hereunder to the sole satisfaction of Company. The scope of the Work to be performed by Contractor pursuant to this Agreement is described in the documents identified in Exhibit "A" attached hereto and incorporated herein by this reference.

All of the documents identified in Exhibit A are incorporated herein and with this Agreement are hereafter called the "Contract Documents." In the event of any inconsistency between this Agreement and other Contact Documents, the terms of this Agreement shall control.

The Company may, at any time, pursuant to a written change order executed by the Company and the Contractor, issue additional instructions, require changes, modify or add Work or direct the omission of Work. If such changes require a change in the time of performance of the Work called for hereunder, the segment of Work shall be modified in writing accordingly. The rates indicated in the Contract Documents shall not be adjusted by reason of any order issued under this section without the consent of both parties hereto.

2.      TIME FOR PERFORMANCE

The term of this agreement shall be one year from the date first written above.

If the completion of the Work is delayed due to an event of force majeure described in Section 7 below, then and in such event the time for completion of the Work shall be extended for such additional time within which to complete the Work as is caused by such delay, up to a maximum of 10 days, provided that the Contractor shall give to the Company written notice of such event or condition within ten (10) calendar days after the onset of such condition. Failure on the part of the Contractor to give the Company such notice within the required ten
(10) day


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period shall constitute a waiver of Contractor's right to extend the completion date as the result of such event of force majeure.

The Company specifically reserves the right to terminate this Agreement in the event the Work herein provided for is not prosecuted with the promptness and diligence which the Company believes is necessary to complete the Work within the time limit herein provided.

3.      EXAMINATION OF SITE

Contractor has, by careful examination, satisfied itself as to the scope, nature and location of the Work, the kind and type of equipment and facilities needed preliminary to and during the prosecution of the Work, the general and local conditions, and all other matters which can in any way affect the Work.

4.      MATERIAL, EQUIPMENT AND LABOR

The Contractor undertakes and agrees to furnish and pay for all materials, supplies, labor, transportation, tools, equipment, services and supervision necessary to perform the Work.

5.      COMPENSATION FOR PERFORMANCE OF THE WORK

The Company undertakes and agrees to pay the Contractor for doing and performing the Work herein specified the compensation specified in Exhibit B attached hereto, and the Contractor agrees to accept in full payment for such Work the compensation specified in Exhibit B attached hereto. It is understood that all tasks involving hourly rates will be described on Exhibit B prior to beginning such tasks.

Contractor will present to the Company an invoice, in such detail as may be requested by the Company, covering all the compensation and including a list of the hours worked, rates, total charges of each compensation category listed in the Contract Documents, and reimbursable expenses. The invoice shall be supported with documentation necessary to substantiate the costs and charges for applicable sales and use taxes. Payment is contingent upon the Company's approval of articles delivered or services rendered in accordance with this Agreement, but payment is not evidence of the Company's final acceptance of such articles or services, and payment by the Company shall not preclude the rights of the Company subsequently to audit the amount thereof. Subject to the foregoing, Company will make monthly progress payments to Contractor within thirty (30) days after receipt of each monthly invoice, in the proper form and with the necessary supporting documentation.

Final payment shall be made by the Company within thirty (30) days after total completion of the Work by the Contractor in a satisfactory manner and upon the approval and acceptance of the Work by the Company and upon the Contractor furnishing Company with a satisfactory final invoice and a properly Executed Contractor's Release and Waiver of Lien.


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6.      WARRANTY

Contractor warrants, guarantees and covenants that all Work done under this Contract shall be performed with that degree of skill, care and judgment normally exercised by recognized construction firms performing services of a similar nature, shall be free of faulty equipment, materials and workmanship and shall conform in all aspects with all of the specifications set forth herein. Contractor hereby agrees, immediately upon receiving notification from Company, to remedy, repair, modify and/or replace, without cost to Company, and to Company's entire satisfaction, all non-conformance to specifications, defects, damages and/or imperfections which may appear as a result of faulty materials and/or workmanship in said Work, at any time, or from time to time, during the period beginning with commencement of Work and ending one year after the date of final acceptance of the Work by Company. Payment to Contractor by Company shall not relieve Contractor from these obligations, nor shall Contractor's obligations to remedy, repair, modify and/or replace be construed to limit Company's rights and remedies for breach of this Section 6 by Contractor. Company shall be entitled to avail itself of any rights or remedies available at law or in equity in the event of such breach by Contractor.

Contractor's guarantee on equipment manufactured and supplied by firms other than Contractor shall equal that guarantee provided in this Section 6.

Contractor further agrees that Contractor will, immediately upon receiving notification from Company, remedy, repair, modify and/or replace, without cost to Company, and to Company's entire satisfaction, all non-conformance with specifications, defects, damages or imperfections which may appear at any time and which are a result of faulty materials and/or workmanship in said Work, where such faulty materials and/or workmanship are latent and not ordinarily visible or detectable. Contractor will indemnify Company pursuant to Section 13 for any liabilities (as defined therein) that may occur at any time which are the result of faulty design, materials and/or workmanship by Contractor.

Contractor warrants that the articles or materials to be furnished hereunder will be equal to or will exceed the kind and quality described in any specifications in or made a part of this Agreement, and will be free from all defects in workmanship and material. Contractor further warrants that the articles or materials to be furnished hereunder will be adequate for, or capable of exceeding all operating conditions described or implied in any specifications in or made a part of this Agreement and will be fit for the particular purpose of the Company.

Contractor further warrants that it has absolute title to and full right to dispose of the articles and materials to be furnished hereunder and that there are no liens, claims or encumbrances of any kind whatsoever against the same.

The warranties herein contained are not to be deemed exclusive, but Company shall be entitled to all other warranties and remedies provided for and available to it at law or in equity.


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7.      FORCE MAJEURE

If either party is prevented in whole or in part from performing its obligations under this Agreement by unforeseeable causes beyond its reasonable control and without its fault or negligence, then the party so prevented shall be excused from whatever performance is affected by such cause, to the extent the performance is actually affected up to a maximum of 10 days; provided that such party provides written notice to the other party of such condition within ten
(10) calendar days from the onset of such condition.

8.      CHANGES

The Company may, by written change order executed by the Company and by the Contractor, at any time during the term of this Agreement and without invalidating the Agreement, make changes within the general scope of the Work to be performed pursuant to this Agreement, and Contractor agrees to perform such changed Work. If such change increases or deceases the cost or time for performing the Work hereunder, an equitable adjustment shall be made in the payment to the Contractor and/or the time for performance of the Work.

9.      SUBCONTRACTS

The Contractor shall not employ any Subcontractor without the prior written approval of the Company, and the Contractor shall require each such Subcontractor to execute an Agreement in writing containing provisions similar to all provisions of this Agreement which are in any way applicable to such Subcontractor and which will obligate such Subcontractor to comply with and perform all such provisions. Nothing herein shall be deemed to create a contractual relationship between any such Subcontractor and the Company.

10.     ASSIGNMENT

The Contractor shall not assign this Agreement in whole or in part nor shall the Contractor assign any moneys due or to become due it hereunder without the prior consent of the Company. The Company may freely assign this Agreement without the consent of the Contractor.

11.     PROTECTION OF COMPANY'S PROPERTY

Wherever the Work embraced under this Agreement is or shall be near the workings or operations of the Company, or near the property or operations of others, the Contractor shall be especially careful to avoid injury to such property whether of the Company or others, and to persons thereupon or in the vicinity thereof. Contractor shall accommodate its operations to the reasonable convenience of the Company and others, and the Contractor's Work must be so conducted as not to interfere with the operations of the Company or others, and if in such case interference shall be necessary, the Contractor shall not proceed until it shall have first obtained specific authority and directions therefor from the Company, and Contractor shall proceed in accordance with the directions so given and received.


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Contractor shall at its own expense, repair or replace to the satisfaction of
Company any damage to materials, supplies, equipment and other property necessary for the Work and any damage to property of Company resulting directly or indirectly from Contractor's operations under this Agreement. Contractor will reimburse Company for loss of use of Company's property arising out of the Contractor's performance of the Work under this Agreement, excluding, however, any loss caused by the sole negligence or willful misconduct of Company.

Company may require the Contractor and any subcontractors of the Contractor to use a separate or reserved gate in connection with the furnishing of labor or materials called for under this Agreement, in and at the sole and absolute discretion of the Company.

12.     PATENT INDEMNITY

Contractor shall protect, defend, indemnify, and hold harmless Company and Company's parent corporation, Company's subsidiary corporations and all other corporations and entities affiliated with Company either directly or indirectly and the respective officers, doctors, agents, servants and employees of each of them from and against any and all suits, actions, legal proceedings, claims, demands, damage, costly expenses and attorney fees incident to any infringement or to any claimed infringement of any patent or patents related in any manner to the subject matter of the Contract Documents, or in any way connected therewith or with the use thereof by Company; provided, however that Company, at its option, may be represented in any such suits, actions or legal proceedings by attorneys of its own selection at its own expense. In case said subject matter of the Contract Documents or any part thereof is held in such suit to constitute infringement of any patent or patents and its use enjoined, Contractor shall at its own expense either procure for Company the right to continue using said equipment and/or facilities or replace the same with non-infringing equipment and/or facilities or modify it so it becomes non-infringing.

13.     INDEMNIFICATION

Contractor agrees to protect, defend, indemnify and hold harmless Company and Company's parent corporation, Company's subsidiary corporations and all other corporations and entities affiliated with Company either directly or indirectly and the respective officers, directors, agents, servants and employees of each of them (collectively and individually referred to herein as "Indemnities") against any and all claims, demands, causes of action, costs, losses or expenses, including without limitation attorneys' fees and other legal expenses, or other liabilities for damage to property and injury to, harassment of or death of any person or persons, including the servants, agents and employees of Contractor and the servants, agents and employees of all subcontractors of Contractor, brought by any state, county or other governmental agency, or by any person or entity against the Indemnities arising out of or in consequence of the performance of the Work called for by this Agreement or otherwise attributable to the acts or omissions on the part of the Contractor, any of its subcontractors, the Company or the servants, agents or employees of any of them or any other person or organization, including any act or omission involving the use of any equipment which the Company furnishes or lends to the Contractor or any subcontractor, whether or not such injury, harassment or death to persons or damage to property arises or is claimed to have arisen in whole or in part out of the negligence or any other

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grounds of legal liability including any violation of duty imposed by a statute, ordinance or regulation, on the part of the Contractor, a subcontractor, the Indemnities, the servants, employees or agents of any of them or any other person or organization, including but not limited to payments made under worker's compensation laws, but excluding any liability caused by the sole negligence or willful misconduct of the Company.

This indemnification agreement by the Contractor in favor of the Indemnities shall provide the Indemnities with full and complete indemnification including defense of any suits, actions or other legal proceedings resulting from any claims for damages to property or harassment, injury or death to persons and shall apply to all claims, demands, suits, and judgments of whatever nature which are made or assessed against Indemnities and shall survive the termination of this Agreement.

14.     INSPECTION OF WORK

Company will at any time have access to the Work in preparation or progress, and Contractor will provide proper facilities for such access and inspection.

15.     USE OF COMPLETED PORTIONS

Company may take possession of and use any completed portions of the Work, but such taking possession or use will not be deemed an acceptance of any Work not completed in accordance with this Agreement. If such use increases the cost of or delays the Work, Contractor may request from Company extra compensation or an extension of time for completion of the Work, or both. Any such extra compensation or extension of time agreed to by Company shall be evidenced by a change order executed by Company and Contractor.

16.     CLEANUP

During operations, Contractor will keep the site of the Work neat and orderly, store materials neatly and remove rubbish and debris resulting from its operations as often as may be required for safety of workers and property and to prevent delays in Company's operations, but not less often than once each week. At the completion of the Work, Contractor will remove its equipment, temporary structures, debris and excess materials not desired by Company from Company's property and leave the site of the Work in a neat and clean condition.

17.     INCORPORATION BY REFERENCE

Any clause required to be included in an Agreement of this type by any applicable federal, state or local law or administrative rule or regulation having the effect of law shall be deemed to be incorporated herein.


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18.     GOVERNING LAW

This Agreement shall be deemed to be made under and shall be governed by the laws of the State of Utah in all respects, including matters of construction, validity and performance.

19.     NON-WAIVER

Failure by Company to insist upon strict performance of any of the terms and conditions hereof, or failure or delay by Company to exercise any rights or remedies provided herein or by law or to properly notify Contractor in the event of breach, or the acceptance of, or payment for any goods and services hereunder by Company or review of design, shall not release Contractor from any of the warranties or obligations arising under this Agreement and shall not be deemed a waiver of any rights of Company to insist upon strict performance thereof or any of its rights or remedies or as to any prior to subsequent default hereunder, nor shall any termination of this Agreement by Company operate as a waiver of any of the terms hereof.

20.     CORRECTION OF DEFECTIVE WORK

At any time during construction, should Company's inspection disclose any installed material or workmanship of lesser quality than that specified in the Contract Documents, Contractor shall, upon receipt of Company's notice, remove the unacceptable Work and replace it, using new materials of acceptable quality, all without additional cost to Company. Company shall have the option to withhold all or any part of the payment due Contractor until such replacement Work has been completed. This Article is complementary to, and is to be taken in conjunction with Section 6 entitled, "WARRANTY" and shall not be construed as limiting Company's rights or remedies as provided herein.

Re-examination of questioned Work may be ordered by Company and, if so ordered, the Work shall be disclosed by Contractor, if necessary. If disclosed Work is found to be in accordance with the Contract Documents and design, Company will pay the cost of disclosing and covering such Work. If the disclosed Work is found not to be in accordance with the Contract Documents and design, Contractor shall pay all costs of disclosing and covering such Work in addition to the costs of correcting the unsatisfactory Work disclosed.

21.     COMPANY'S RIGHT TO TERMINATE AGREEMENT

If any proceeding is instituted by or against Contractor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, or relief from or composition of its debts under any law relating to bankruptcy, insolvency, reorganization, debt relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or if Contractor shall admit its inability or fails to pay its debts generally or shall make a general assignment for the benefits of its creditors, or if the Contractor at any time should fail, refuse or neglect to supply sufficient properly skilled personnel, or if Contractor should fail to make prompt payments to subcontractors, or disregard applicable laws or ordinances or the inspections of the Company, or should Contractor otherwise

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violate any provision of this Agreement and fail to correct such violation promptly after service of written notice thereof by the Company, then the Company may, without prejudice to any of its other rights or remedies, terminate the employment of the Contractor, take possession of materials, calculations, data, etc. and finish the Work by whatever method the Company may deem expedient.

22.     COMPANY'S RIGHT TO TERMINATE AGREEMENT WITHOUT CAUSE

The Company may at any time terminate Contractor's services under this Agreement for any reason whatsoever by giving Contractor not less than five (5) days' written notice of termination setting forth the effective date of termination. In the event of such termination, Company shall pay to Contractor (a) its reimbursable costs for services performed prior to the effective date of such termination, less payments previously paid by Company on account thereof, (b) all other reimbursable costs and expenses which Contractor may incur as a result of such termination and such other costs and expenses as may be approved by the Company. Payment to be made by Company to Contractor as a result of termination of this Agreement without cause shall be due and payable within thirty (30) days after Company's receipt of Contractor's invoices therefor, less any funds advanced to the Contractor by Company for such purposes. Except as may be otherwise expressly provided herein, Contractor shall not be entitled to demand any damages, compensation or indemnity of any kind as a consequence of such termination.

23.     ACCIDENT PREVENTION

Contractor will comply, and will enforce compliance by all subcontractors, with the highest standards of safety and accident prevention found in any of the following: (a) applicable laws, ordinances, building and construction codes, orders, rules, and regulations; (b) the latest edition of the "Mammal of Accident Prevention in Construction", as public by the Associated General Contractors of America, Inc.; (c) the latest edition of the "Accident Prevention Manual for Industrial Operations" as published by the National Safety Council, Inc.

Contractor shall submit a written Contract-specific Safety, Health and Environmental Action Plan prior to mobilization, complying with Company's overall project safety and health program, with details commensurate with the Work to be performed, for Company's review. Such renew and approval shall not relieve Contractor of its responsibility for safety, nor shall such approval be construed as limiting in any manner Contractor's obligation to undertake any action which may be necessary or required to establish and maintain safe working conditions at the Work site.

Unless otherwise approved by Company, Contractor shall appoint a qualified safety representative who may have other duties. Such safety representative shall attend all project safety meetings and participate fully in all activities outlined in the project safety program.

Contractor shall maintain accurate accident and injury reports in accordance with Company's procedures and shall otherwise comply with all applicable safety requirements. Contractor shall furnish Company a monthly summary of injuries and man hours lost due to injuries.


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Contractor shall hold weekly scheduled meetings to instruct its personnel on safety practices and the requirements of the project safety program. Should Contractor be cited for any violation of its safety related obligations, Contractor shall discharge any responsibility in connection with such violation at its own expense.

24.     VEHICULAR REQUIREMENTS

The following traffic regulations must be obeyed by Contractor:

(a) All vehicles must come to a complete stop at all gates, building entrances, stop signs, and posted railroad crossings.

(b) All vehicular equipment operating on Company's plant roadways must be operated within posted speed limits, and seat belts must be worn at all times while on site.

(c) When necessary for trucks to stop on tracks for loading and unloading, the tracks must be properly flagged.

(d) Vehicles must have their lights turned on and horns sounded when entering buildings. When the driver's vision is obscured, an observer must be assigned to the vehicle to keep all personnel in the clear.

(e)     Parking areas shall be designated by the Company.

25.     SAFETY

To begin Work on the Company's property under this Agreement, the "Lost Time Accident Rate" (LTA) for the Contractor and each subcontractor at any tier must be at least fifteen percent (15%) below the national average as found in the Department of Labor Occupational Injury and Illness Incidence Rates Schedule. The Company shall not be responsible for any charges, contract price adjustments, or liabilities for failure of any subcontractor at any tier to meet this standard.

During and throughout the term of this Agreement, the Contractor and each subcontractor at any tier must be at least fifteen percent (15%) below the LTA of any new rate schedules on the incidents of injury and illness that the Department of Labor publishes. If the Contractor or any subcontractor at any tier fails to meet this new standard as reported by the Department of Labor, they may, at Company's option be removed from Work on Company's property under this Agreement, and the Company shall not be responsible for any charges, contract price adjustments, or liabilities for such removal.

Company reserves the right to consider any relevant criteria on the Contractor or any of the subcontractors on any tier, such as MSHA/OSHA citation history, accident severity, etc., reflecting on the risk of injury or illness to Company's property or employees.


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Company may, at its option, refuse or have removed any subcontractor at any tier which, in the opinion of Company, poses an unacceptable risk of injury or illness to Company's property or employees, and Company shall not be responsible for any charges, contract price adjustments, or liabilities for such refusal or removal.

To protect persons from injury and to avoid property damage, adequate barricades, construction signs, flashers, or guards shall be placed and maintained by Contractor during the progress of the Work, including after regular working hours and on weekends. In addition, when required, watchmen or flagmen shall be posted by Contractor to prevent accidents.

Adequate guards will be installed on exposed moving parts of power tools and equipment. Contractor must comply and require all subcontractors to comply with the applicable statutes, rules, regulations, or orders in effect in the State of Utah.

Contractor's personnel are not to work from scaffolding until it is ready for use and has been inspected by Company. Contractor shall be liable for the careful, proper, safe erection and maintenance of scaffolding. Inspection by Company will neither impute responsibility on Company nor relieve Contractor from liability for the careful, proper, and safe erection and maintenance of the scaffolding.

Contractor shall furnish respirators for its employees to be available when required. Such respirators must meet with the approval of Company.

Contractor acknowledges and agrees that it has assumed the sole obligation and duty to provide a safe place to work for its employees and its subcontractor's employees in the work area on Company's premises, and agrees that Company has no responsibility therefor, and that any claim for damages by employees of Contractor or its subcontractors against Company alleging that Company failed to furnish a safe place to work, shall not be construed as relieving Contractor of its indemnity obligations to Company under this Agreement.

26.     CONTRACTOR SUBSTANCE ABUSE PROGRAM

Contractor for and on behalf of itself and its subcontractors at all tiers shall conduct, in accordance with the Utah Drug and Alcohol Testing Act, a urine substance abuse Screening Test utilizing a National Institute of Drug Abuse ("NIDA") approved laboratory and NIDA approved methodology (immunoassay screens with gas chromatographic mass spectrometry confirmatory testing) for each agent or employee, or proposed agent or employee of Contractor and its subcontractors within twelve (12) months prior to the commencement of Work by such individual on any Company project or property, and Contractor and its subcontractors will not hire, employ, or utilize for Work on any Company project or property any individual who tests positive under a Screening Test or who unreasonably refuses to undergo a Screening Test. Screening Tests shall conform to Company's standards of detection as set out below. In the event Contractor and its subcontractors have an existing substance abuse program with detection limits lower or equivalent to those set out below, then such limits shall be acceptable to Company.

                                            Initial Levels           Confirmatory Test
         Substance                             (ng/ml)                 Levels(ng/ml)
                                           -----------------        --------------------
         Marijuana Metabolites                    50                        15
         Cocaine Metabolites                     300                        150
         Opiate Metabolites                      300                        300
         Phencyclidine                            25                        25
         Amphetamines                           1,000                       500
         Barbiturate Metabolites                 300                        300
         Benzodiazepine Metabolites              300                        300
         Propoxyphene                            300                    Qualitative
         Methadone                               300                    Qualitative

The standard of detection listed above shall be subject to change by Company, as technical advancement or other considerations warrant, upon reasonable written notice to Contractor, who shall promptly informs its subcontractors of such changes. Blood alcohol testing is not required as part of the Screening Test; however, no employee or agent of Contractor and its subcontractors shall work on Company's project or property if the individual has, or has to Contractor's knowledge or to its subcontractors' knowledge, been identified to have had a positive "under the influence," blood alcohol test or a positive Screening Test or comparable test at any time within a period of twelve (12) months immediately prior to commencement of Work by such person on Company's project or property. In this respect, a blood value equal to or greater than 0.04% is defined as "under the influence," and is considered to be a positive blood alcohol test. Before allowing any person to commence work on Company's project or property, Contractor and its subcontractors will supply in a timely fashion to Company, a list of the names of each person whose Screening Test has proven negative, together with the date such test was administered. Such list shall be prepared on the Contractor's and its subcontractors' letterhead paper, and the details thereon shall be verified and attested to by the signature of a duly authorized officer of Contractor or subcontractor.

CONTRACTOR AND ITS SUBCONTRACTORS WILL NOT SUPPLY TO COMPANY A LIST OF THE NAMES OF INDIVIDUALS WHOSE SUBSTANCE ABUSE SCREENING TESTING OR BLOOD ALCOHOL TESTING HAS PROVEN POSITIVE. NOR WILL THEY, IN ANY WAY COMMUNICATE OR ATTEMPT TO COMMUNICATE ANY DETAIL OF SUCH INDIVIDUAL TO COMPANY.

Contractor shall ensure, by exercising all reasonable means, that its agents and employees and those of its subcontractors are neither under the influence of, nor do they use, possess, consume, transfer, manufacturer, or sell or attempt to sell any form of alcohol, intoxicant, narcotic, depressant, stimulant, hallucinogen, or illegal drug or mind-or-perception-altering substance except the taking of those prescribed drugs under the direction of a licensed, qualified physician while engaged on Company's project or property, or while performing Work or engaged in activities under. this Agreement. In the event that prescription or over-the-counter medication could have an effect upon an individual's ability to perform Work on Company's project or property, Contractor shall satisfy Company that it has taken appropriate and adequate measures to assure that such medication will not impair the individual's work performance or create a risk to the individual or to others engaged on Company's project or present on Company's property, or create a risk of damage to or impairment of property and the environment.

In the event that Contractor and its subcontractors in any way breach the provisions of this Agreement, Company may, at its sole option, either require Contractor and its subcontractors to remedy such breach to its satisfaction, or Company may terminate this Agreement with immediate effect, and Contractor for itself and on behalf of its subcontractors hereby agrees that no claim whatsoever shall be brought or maintained against Company in respect of such termination, and further, Contractor shall hold Company indemnified against all costs, claims, and expenses, howsoever and wheresoever arising and brought by a subcontractor, agent, employee, or any third party in respect of or associated with such termination.

27.     PROTECTIVE EQUIPMENT

Hard hats, meeting ANSI Z.89 standards, safety glasses, meeting ANSI Z.87 standards, and steel-toed leather work boots, meeting ANSI Z.41 standards, (6" high minimum) shall be provided by Contractor and shall be worn at all times by Contractor's personnel, its subcontractors' personnel, and any other person entering Company's property on behalf of Contractor. Other protective equipment shall be utilized as specified in applicable federal, state and local statues, rules, or orders, or as specified by Company.

28.     FIRST AID, HOSPITAL, MEDICAL

Contractor shall provide and maintain adequate first aid facilities at the jobsite and arrange for emergency treatment of injuries by doctors in private practice. Company will not assume any responsibility, financial or otherwise, for any hospital, medical or surgical care or treatment which Contractor, or any of its subcontractors, or their agents or employees may require during the course of the Work or at any time thereafter. In the event of the use of any of Company's first aid, hospital, or medical facilities or medical personnel by Contractor, or any of its subcontractors, or their agents or employees, Contractor will pay the reasonable value of any such use or services, and agrees to indemnify and hold Company harmless from any damage, claim, expense, or liability which may arise out of or be incidental to such use of facilities or services.

29.     INDEPENDENT CONTRACTOR

It is understood and agreed that in the performance of the Work herein specified, the Contractor is an independent contractor, responsible to the Company only as to the results to be obtained in the Work herein specified, and to the extent that the Work shall be done in accordance with the terms, plans and specifications furnished by the Company.

During the term of this Agreement, Company shall have prerogative to request changes in personnel of Contractor's employees assigned to the Work when in the opinion of the Company their work is not conducive to the required scope of the Work.

30.     COMPLIANCE WITH LAWS, ORDINANCES, PERMITS, LICENSES AND TAXES

Contractor will comply with all present and future laws, orders, rules, regulations and requirements of every duly constituted government authority, agency or instrumentality, which may be applicable in respect of this Agreement or its subject matter, including but not limited to, the Fair Labor Standards Act of 1938, as amended. Contractor shall, to the extent Contractor shall have actual or constructive notice thereof, comply with such requirements of Company in respect of equal employment opportunity and any other matter as Company shall from time to time be required by any such governmental authority, agency or instrumentality, whether by contact or otherwise, to cause Contractor to comply with, including but not limited to, the requirements of Section 202 of Executive Order No. 11246, entitled "Equal Employment Opportunity," all of the provisions of which shall be deemed to be incorporated herein, and Contractor shall promptly furnish to the Company such certification in respect of any and all of the foregoing as Company shall reasonably request from time to time by written notice to Contractor.

Contractor will manage any hazardous waste it generates in compliance with all applicable federal, state and local statutes, ordinances, orders, rules and regulations.

Contractor will obtain and pay for required permits and licenses, including without limitation building permits, make all contributions in respect of employment and pay any taxes imposed including, if not otherwise stipulated herein, sales and use taxes which pertain to the performance of the Work under this Agreement. No tax imposed upon the sale, transfer of possession, use or consumption of the articles or materials purchased hereunder, or services rendered in connection therewith, shall be charged or collected by the Contractor without the prior express consent of the Company. The Contractor shall separately state on its invoices to the Company any charges for freight, installation or repair service, sales and use taxes, or Federal Manufacturers Excise Tax and any credits for purchase discounts and exchange allowances. Contractor will be responsible for and shall indemnify and save Company harmless from and against all damage and liability which may arise out of the failure of Contractor to obtain and pay for such licenses and permits or to comply fully with any and all applicable laws, ordinances and regulations.

All articles and materials furnished hereunder and the use of such articles and materials by Company and its agents and other employees shall comply with all provisions of the Utah Occupational Safety and Health Act of 1973, and the Mine Safety and Health Amendments Act of 1977. In addition, Contractor shall advise Company of any hazardous or toxic substance which is present in or may be encountered by Company and its agents and employees in using or possessing the articles or materials furnished by Contractor hereunder, and Contractor shall remediate, cure or correct the hazard or toxicity thereof.

The Contractor agrees to comply fully with all Worker's Compensation, all other applicable State and Federal laws and regulations, and municipal ordinances. The Contractor further agrees to comply fully with the Occupational Safety and Health Act of 1970, all regulations issued thereunder, and all state laws and regulations enacted and adopted pursuant thereto.

The Contractor agrees to pay all State and Federal Social Security, unemployment insurance and other taxes, assessments or contributions due and payable to the State and/or the United States in connection with the Work to be performed under this Agreement, and the Contractor shall hold the Company harmless from any and all liability on account of any such taxes or assessments.

31      INSURANCE

Prior to commencement of any of the Work, Contractor shall, at its sole cost and expense, obtain and keep in force during the term of this Agreement and during the warranty period under this Agreement, the following insurance coverages containing the special provisions or clauses as hereinafter specified.

Worker's Compensation and Occupation Disease Insurance covering all employees of Contractor in compliance with the laws of the applicable state and federal jurisdictions where the Work is performed. Such insurance shall cover claims filed under the worker's compensation laws of the state in which the Work is to be performed and/or under any law of any state under which liability or any compensation claims may arise. The policy will contain coverage extensions as follows:

        (a) Employers Liability coverage with limits of not less than $1,000,000 per occurrence, which includes coverage of claims based on statutory and common law filed by Contractor's employees, including claims for traumatic injuries and occupational disease and death.

        (b) "Borrowed Servant" endorsement providing that a Worker's Compensation claim brought against Company by a Contractor's employee will be treated as a claim against the Contractor.

Comprehensive General Liability Insurance, including contractual liability covering the indemnity obligations assumed by Contractor in this Agreement, with combined single limits of $2,000,000 per occurrence for injuries to or death of persons or damage to property.

Comprehensive Automobile Liability Insurance for liability arising out of all owned, non-owned, and hired vehicles with combined single limits of $1,000,000 per occurrence for injuries to or death of persons and damage to property.

Excess liability coverage with limits of $1,000,000 per occurrence in excess of all liability insuring coverages specified herein.

All insurance policies carried by Contractor pursuant to this Agreement and any policies of insurance carried by Contractor covering its owned or leased property, tools and equipment shall contain endorsements waiving the insurer's rights of subrogation against Company, its subsidiaries, agents, affiliated companies, and their employees, officers and directors.

All liability insurance policies carried by Contractor as specified in this section shall contain an endorsement naming Company as an additional insured thereunder in connection with liability arising out of Work performed by Contractor or any of its subcontractors pursuant to this Agreement and providing that such insurance is primary to any similar insurance carried by Company.

Contractor shall be responsible for compliance by all subcontractors with the foregoing insurance requirements and shall furnish certificates as required herein evidencing the required insurance for the subcontractors.

Prior to the commencement of any Work under this Agreement, Contractor and all of its subcontractors shall provide Company with Certificates of Insurance evidencing that Contractor and its subcontractors are in compliance with all of the above requirements. Said Certificate will provide that Company will be given thirty (30) days prior notice of cancellation or material alteration of any of the insurance policies specified in the Certificate. Upon request, Contractor shall permit Company to examine any of the insurance policies specified herein.

Contractor shall not commence Work at the site until a certificate in evidence of insurance coverage has been delivered to and approved by Company, nor shall Contractor allow any subcontractors to commence activities at the site until similar evidence for each subcontractor has been delivered to and approved by Company.

Certificates shall be made out to:

               Kennecott Utah Copper Corporation
               c/o Engineering Services
               ATTN: Contracts Manager
               P. O. Box 569
               Magna, Utah 84044

Certificates shall be furnished to Company promptly and must reflect both the endorsement provisions requiring thirty (30) days prior written notice to be given before cancellation or material change, and the additional interest where applicable. Each certificate shall specify the types and limits of coverage of such policy and the date when such benefits and insurance expire. Contractor agrees that such benefits and insurance, as specified above, shall be provided and maintained until the entire Work under this Agreement has been completed and accepted by Company and until the applicable warranty period for the Work has expired. An original copy of each certificate shall be mailed or delivered to:

               Kennecott Utah Copper Corporation
               c/o Engineering Services
               ATTN: Contracts Manager

               P. O. Box 569
               Magna, Utah 84044

It shall be a condition of approval that the required insurance must be arranged with insurance companies authorized to do business in the State of Utah.

Company's approval or failure to disapprove insurance certificates furnished by Contractor or subcontractors shall not release Contractor or the subcontractor from full responsibility for liability, damage, and accidents as set forth herein. If at any time the required insurance policies should be canceled, terminated, or modified so that the insurance is not in full force and effect as required herein, Company may terminate this Agreement for default or obtain insurance coverage equal to that required herein and recover costs therefor from Contractor.

Contractor and its subcontractor shall, as they deem necessary, carry fire, theft, physical damage, or other insurance on their own and their employees' tools, equipment, reusable materials (such as metal forms and metal scaffolding), trailers, sheds and clothing. Company and all its subsidiary, associated, and affiliated companies and their officers, directors, agents and employees shall be released and held harmless by Contractor and subcontractors for all loss or damage to Contractor's or any subcontractor's sheds, tools, equipment, and/or materials, or to any property of their employees.

Exhibit C, which is incorporated herein, is a "Certificate of Insurance" sample form. Contractor shall, at all times during this Agreement, maintain insurance as prescribed in Exhibit C.

32.     AUDIT

Company shall have the right, to be exercised in writing not later than six (6) months after receipt of final invoicing from Contractor, to have its auditors review such records of Contractor as may be necessary to substantiate calculations and figures utilized by Contractor in determining billing procedures and amount.

33.     WAIVER OF LIENS

Contractor for itself and for its subcontractors and for its and their materialmen and employees and for all other persons performing any labor or furnishing any labor or materials for any of the Work covered by this Agreement hereby waives to the full extent permitted by law, all mechanics' and other liens, or payment bond claims for or on account of the Work done or materials furnished hereunder so that the improvements of structures wherein the same may be incorporated and the land to which they are appurtenant shall at all times be free and clear of all such liens and claims.

If such liens or claims are placed on Company's property by any person performing any labor or furnishing any labor or materials for any of the Work covered by this Agreement, Contractor will, upon the request of the Company, have such liens or claims removed at Contractor's expense, and Contractor shall indemnify Company from any liabilities associated with such lien.

Contractor agrees that it shall include in every subcontract related to the Work a provision under which the subcontractor waives any mechanics', other liens, or payment bond claims it may have under law.

34.     ENTIRE AGREEMENT AND AMENDMENTS

This Agreement (including Exhibits A, B. C, D, and E) and the Contact Documents contains the entire agreement between the parties covering the subject matter hereof. No subsequent modification or amendments shall be valid unless in writing and signed by both parties.

35.     SEVERABILLTY

If any portion of this Agreement is found to be invalid or unenforceable, the validity of the remaining provisions of this Agreement shall not be affected.

36.     COMMENCEMENT, PROSECUTION AND COMPLETION OF THE WORK

Time is of the essence with respect to this Agreement. The dates listed on Work Orders are critical to the project schedule and are contractual obligations of Contractor. Contractor shall furnish sufficient forces, facilities and equipment and shall work such hours, including extra days and shifts to achieve the schedule on each Work Order.

37.     DISPUTES

In the event of a dispute between the Company and the Contractor regarding the interpretation or enforcement of this Agreement or the performance by either party of its obligations hereunder, the Company and the Contractor shall endeavor in good faith to resolve the dispute by negotiation. If the parties are unable to resolve any such dispute to their mutual satisfaction through negotiation, then the dispute shall be resolved, at the sole option of the Company, either (a) by means of binding arbitration conducted in a city to be designated by Company in accordance with the rules and regulations of the American Arbitration Association, or (b) by means of litigation which shall be commenced in a court of competent jurisdiction. Each party agrees to submit to the jurisdiction of the Utah State courts and to the jurisdiction of the United States District Court for the District of Utah in connection with any litigation arising out of or related to this Agreement. Following written notice from either party hereto to the other party hereto that the negotiation of any such dispute has been unsuccessful, the Company shall advise the Contractor in writing of the Company's election either to resolve the dispute by arbitration or litigation.

In the event of a dispute between the Company and Contractor regarding the interpretation or enforcement of this Agreement or the performance by either party of its obligations hereunder, which results in either arbitration or litigation as provided above, the prevailing party shall be entitled to recover from the nonprevailing party all costs and expenses, including, without limitation, court costs, costs of arbitration, and attorneys' fees, incurred by the prevailing party in enforcing its rights under this Agreement, in addition to any other remedies available to such prevailing party at law or in equity.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                   KENNECOTT UTAH COPPER CORPORATION
                                                (Owner)

Witness for Owner                    By _____________________________________
                                          Its  ______________________________
________________________                  Date ______________________________




                                   W. W. CLYDE & COMPANY
                                              (Contractor)

Witness for Owner                    By _____________________________________
                                          Its  ______________________________
________________________                  Date ______________________________

                                    EXHIBIT A

                                  SCOPE OF WORK

                               CONTRACT NO. ES-01

                           ENGINEERING CIVIL SERVICES

1.1            SCOPE OF WORK AND DRAWINGS

               The work includes furnishing all labor, supervision, tools, equipment, technical and professional services, materials (unless specifically listed as furnished by Owner), supplies, and articles, and the performance of all operations and incidentals necessary to complete the scope of work in the time frames allowed in accordance with these contract documents including technical specification and drawings.

1.1.1          WORK INCLUDED:

1.1.1.1 Delivery to the jobsite of equipment, tools and materials, erection of temporary work facilities, if required, and establishment of a work force sufficient to commence and sustain activity by the Company.

1.1.1.2 Contractor shall furnish all temporary utilities required for the duration of this contract, except those utilities specifically listed as furnished by the Company.

1.1.1.3 Contractor shall perform all the work in strict compliance with all federal, state, and local rules and regulations covering the activities described in this Contract Documents, providing the level of protection required to assure the health and safety of all individuals exposed to the work and to prevent any impairment whatsoever to the environment.

1.1.1.4 Contractor shall notify Company's Representative of any discrepancies, omissions or conflicts between the various elements of the directions, drawings and/or specifications before proceeding with any work involved. In all cases, unless otherwise directed, the most stringent requirements shall govern and be performed.

1.1.1.5 Contractor shall verify all conditions, dimensions, etc., at the site and shall coordinate work performed with all other trades.

1.1.1.6 The Company will attempt to schedule work in advance as much as possible.

1.1.1.7 Upon completion of each segment of work, Contractor shall clean the site of his debris and store materials, supplies, tools, etc. safely in an area and facility approved by the Company.

1.1.1.8 Company will approve in advance any and all material and equipment to be used on the job.

1.1.1.9 All work shall be performed by employees who are skilled in the use and application of the specific materials.

1.1.1.10 Upon completion of the Contract, the removal from the jobsite and property of all equipment, the dismantling or demobilization and removal of any field office, or shop and cleanup of all project areas as directed by the Company.

1.2            WORK ORDER PROCEDURE FOR ES SITE SERVICES

1.2.1          OVERVIEW

               This system has been established to provide a control system for cost evaluation, estimating, monitoring, control and tracking of cost reimbursable work performed by a contractor who has provided competitive rates for those services, and has been issued general site service contact. The contract number is as follows:

                               ES 01 ENGINEERING CIVIL SERVICES

               Examples of the type of work performed includes, but not limited to:

                      Excavation
                      Cut to Fill
                      Grading
                      Road Work
                      Concrete Work

1.2.2          REQUESTING WORK

               In general, this work is intended to be limited to those jobs that are difficult to measure quantities, that have special quality results or special safety concerns or verified timing requirements that can't be met by other techniques, and finally those jobs that can be performed more cost effectively.

1.2.3          REQUISITIONER

               Requisitioner determines the material, labor and equipment required for the job, then contracts the contractor to determine the availability. Requisitioner also discusses with the contractor the possibility of doing the work by an alternative pay method, i.e: Lump Sum or Unit Rate.

               After accomplishing this, the Requisitioner fills out the Input Sheet form and attaches any contractor written quotes if applicable. The input sheet will include the following:

               -    Detailed Scope of Work
               -    List specific equipment involved
               -    List equipment required and hours
               - Area of Work, access, safety, quality and timing requirements for job
               -    Estimated quantity of material
               -    Tentative schedule for work to be performed

               Fill in the estimate in the appropriate area for material and equipment.

               At the bottom of the form, provide the information requested concerning Area for use, Required for use and Scope of Work.

               - Deliver completed Requisition to Contract/Costs Representative (T.L. Towns)
               -    WORK CANNOT START UNTIL THE REQUISITION IS APPROVED

1.2.4          COSTING (COMPLETED BY CONTRACTS/COSTS REPRESENTATIVE)

               -    Run a work release cost tabulation sheet.
               - Deliver to Contracts Manager (W. H. Ungerer) who will deliver it to the Superintendent/Director
               - Director, Engineering Services (H. B. Van Dyken) and/or Superintendent (R. C. Burton or R Burris) for final approval.

1.2.5          APPROVAL

               - Approved Work Release, with details forwarded to Cost Engineering for cost coding and on the Contracts Manager for Work Order number assignment and award of work to contractor.
               - Contractor notification and scheduling details handled by Construction Coordinator/Originator.
               -    File goes to Contract Manager for filing
               - Contract Manager copies completed work order to Contractor, Originator, Costs and Accounting.

1.2.6          MANAGING THE JOB

1.2.6.1 CONSTRUCTION COORDINATOR (REQUISITION ORIGINATOR) IS FULLY RESPONSIBLE FOR MANAGING THE COSTS AND QUALITY OF THE JOB. One of the principal reasons that the work is performed this way is that the coordinator can employ his skills to save money using T & M over what the Contractor would charge using fixed unit rates. The Coordinator should regularly gather the necessary information to determine what his unit costs are.

1.2.6.2        DAILY TIME SHEET APPROVAL

               - Contractor will generate a daily time sheet for each Work Order worked on each day.
               - Changes in equipment utilization shall be approved by the coordinator prior to incurring any cost. If changes are required and approved, the Contractor should so note in his daily field report.
               - Coordinator will be given the time sheet by the Contractor for approval.
               - After reviewing and determining all information on the time sheet is correct, Coordinator will sign the time sheet and return to the Contractor. If the time sheet is not completely correct, the Coordinator will return it unsigned to the Contractor for correction.
               - Contractor will deliver original of time sheets to Contracts Manager, copy to originator and retain a copy for their files. Contractor will also complete a "Daily Field Report" each day for each job.

1.2.6.3        COST RECORDS MANAGEMENT

               - Coordinator maintains a file of his copies of the time sheets for each of his Work Order's. This file will be used for reference and control.
               - Contracts Manager maintains a file of the original time sheets. Contractor will maintain the following:
                    -   A list of charges by day for each Work Order.
                    -   Total costs to date on each Work Order.

1.2.6.4        COST CONTROL

               - COORDINATOR IS FULLY RESPONSIBLE FOR COST CONTROL. CONTRACTOR IS RESPONSIBLE FOR RECORD KEEPING AND NOT COST CONTROL.

               - Coordinator contacts Contractor at any time for status of Costs-To-Date.

1.2.6.5        COMPLETING THE JOB

               - Coordinator will inform Contractor when job is complete. Coordinator should write "Job Complete" on the last daily time sheet and the last daily field report for the Work Order.

               - Upon being informed that the job is complete, Contractor will prepare an invoice and recap sheet which will be sent to the Contracts Manager.

               - Contracts Manager will attach invoice to original time sheets and deliver to Contract/Cost Representative.

                    - If an invoice matches the total of the time sheets, the invoice will be audited, then approved and processed for payment. (Any errors will be corrected before payment is made)

                    - If invoice differs from original TVO amount by over 10%, the Coordinator writes Work Order Revision.

                    - If invoice differs from the total of time sheets, it will be worked out with Contractor.

               - Work Order Revision will be written by Coordinator listing total material, labor and equipment hours and costs by classification, total and final cost, and reasons for overrun/underrun. This revision will be given to Contracts Manager who will review it, approve invoice for payment, and deliver package to Director, Engineering Services, for approval.

               - A comparison of actual equipment and man-hour usage against the original estimate will be done. The Originator will then have the opportunity to make any comments necessary to explain the variances. This comparison with comments will then be filed in the contract files.

1.2.7          MISCELLANEOUS REQUIREMENTS

               - NO WORK CAN PROCEED WITHOUT PROPER AUTHORIZATION (except in situations threatening to life, property, equipment, the environment, or production loss.)

               - CHANGING WORK ORDER NUMBERS ON TIME SHEETS AFTER THE FACT MERELY FOR COST CONTROL IS NOT ALLOWED.

               - Individuals should apply charges to another individuals Work Order by having the accepting party co-sign the time sheet indicating his acceptance.

               - COST TRACKING IS VERY IMPORTANT. UNRELATED WORK SHOULD NOT BE ADDED ON TO AN EXISTING WORK ORDER.

               - Work Order requests must be submitted well in advance of anticipated start of work. Allow 2 to 3 working days for Work Order processing.

               - Coordinator (Originator) has complete responsibility for Work Order cost control.

               - Documenting explanations and notes to aid in supporting recovery from third parties will be written.

                                    EXHIBIT B

                                  COMPENSATION


Compensation will be done in accordance with the procedure outlined in Section 5, COMPENSATION FOR PERFORMANCE OF THE WORK.

Subject to changes, additions, and deletions in accordance with Section 8 entitled, "CHANGES", Owner will pay Contractor for performance of this Contract as provided herein, in accordance with the Total Price set forth herein below. Said price, not subject to escalation, include all applicable taxes and constitute full payment for the work specified. The TOTAL PRICE adjusted for changes, additions, and deletions made in accordance with this AGREEMENT and the Section enabled, "CHANGES", shall constitute the TOTAL CONTRACT PRICE.

Contractor shall submit the original of all billings to:

                      Kennecott Utah Copper Corporation
                      Engineering Services
                      ATTN: Accounts Payable
                      P.O. Box 569
                      Magna, Utah 84044

The total not-to-exceed value of this agreement is Five Hundred Thousand Dollars, ($500,000.00), which is non-guaranteed and with the understanding that the contract can be terminated by the Company at any time with no guaranteed value to Contractor. Company alone shall determine the quantity of work to be performed for the duration of the contract.

Contractor will be issued releases against the Total Contract Value in the form of individual Work Orders. All jobs or projects must be pre-approved in writing by Owner.

Contractor will maintain accurate records by Work Order to include but not limited to total labor hours and costs by classification, total equipment hours and costs by classification, total material costs, and costs to date on a daily basis and total final costs.

Contractor will invoice by Work Order only after the job or project is satisfactorily complete as determined by the Company and Contractor has been given notice to close the Work Order by the Company.

Reimbursement to the Contractor shall be based on the attached Time and Material (T&M) rates. The rates enclosed herewith shall remain in effect for the duration of the contract. Company will accept a decrease in rates at any time.

Compensation for work shall be based on the description for the pay items as listed hereunder. Payments shall only be made for materials satisfactorily installed.

LABOR

Payment for this item shall be full compensation, on an hourly basis by labor classification, for base wages, vacation, taxes, insurance, profit, overhead, trailers and fringe benefits. Straight time shall be defined as up to forty hours per week. Overtime shall be defined as over forty hours per week and major holidays. All overtime will be paid at the heretofore stated rates.

Owner cannot guarantee any quantity of work or that a minimum work force will be kept working on-site or that any minimum hours per week will be provided to Contractor's employees.

Under no circumstances will Company pay doubletime labor rates unless approved in advance and in writing by Company.

EQUIPMENT

Payment for this item shall be full compensation, on hourly, daily, weekly or monthly basis by equipment classification.. The unit rate shall include fuel, rental, insurance, profit, overhead and maintenance. Contractor will only charge for actual equipment time used.

MATERIALS

Payment for this item shall be actual invoice, including sales tax, plus Ten percent (10%) for administrative costs.

OUTSIDE SERVICE

Payment for this item shall be actual invoice, including sales tax, plus Ten percent (10%) for administrative costs.

THIRD PARTY EQUIPMENT

See attachment from Contractor.

                                W. W. CLYDE & CO.
                               General Contractors
                                  P.O. Box 350
                             Springville, Utah 84663
                          (801) 489-5616 / Fax 489-7653



                                        July 18, 1997


Mr. Harold Ungerer
Kennecott Utah Copper Corporation
Engineering Services
12000 West 2100 South
P.O. Box 569
Magna, Utah 84044

        Ref:   Contract ES-01
               Engineering Civil Services

        Sub:   Rental Rates

Dear Harold:

        Pursuant to your request, we submit the following:

        LABOR AND RATES:

                                            Regular                Overtime
                                           -----------            -----------
         Foreman                             $39.50                 $54.00
         Operator                            $34.50                 $48.30
         Teamster                            $27.60                 $38.30
         Laborer                             $23.65                 $32.95
         Carpenter                           $32.60                 $46.75
         Cement Mason                        $32.60                 $46.75
         Timekeeper                          $17.00                  N/A
         Mechanic                            $35.75                 $50.10

         EQUIPMENT RATES:

                                                      Rate per Hour
                                                      -------------
         D10N Dozer w/ripper                             $146.50
         D9L Dozer w/ripper                              $126.00

         D9N Dozer w/ripper                              $126.00
         D8L Dozer                                        $97.00
         D8N Dozer                                        $97.00
         D6H Dozer                                        $57.75
         824 Rubber-tired Dozer                           $70.80
         631 Scraper                                     $114.00
         633 Elevating Scraper                           $109.00
         988B Loader                                      $92.00
         980C Loader                                      $73.00
         966 Loader                                       $58.20
         950 Loader                                       $46.50
         930 Loader                                       $39.75
         426 Rubber-tired Backhoe                         $32.00
         EL200 Hydraulic Backhoe                          $51.90
         225 Hydraulic Backhoe                            $51.50
         235 Hydraulic Backhoe                            $64.00
         245 Hydraulic Backhoe                           $111.00
         330 Hydraulic Backhoe                            $64.00
         Vibratory Compactor                              $45.50
         825 Compactor                                    $76.60
         Walk Behind Compactor                             $7.00
         773 Rock Trucks                                  $75.60
         773B Rock Trucks                                $124.00
         Transport                                        $56.25
         Tractor                                          $45.40
         Belly Dump                                       $52.00
         End Dump                                         $42.80
         D3 Dozer                                         $24.25
         225 Excavator w/Breaker                          $95.00
         Fuel Truck/Mechanic Truck                        $34.00
         Pickup                                            $9.50
         Water Truck                                      $37.80
         Water Magnum                                     $66.90
         One Ton Flatbed                                  $11.65
         16G Motor Grader                                 $82.50
         14G Motor Grader                                 $51.40
         150 CFM Compressor                                $7.00
         22 Ton Rough Terrain Crane                       $58.20
         Welder Truck                                     $29.10
         Screen Plant                                     $45.00
         500 KW Generator                                 $40.00
         Conveyor Belts                                    $2.00
         Stacker Belt                                     $10.00

All other equipment rates will be assigned at time of request.



Exhibit B - Compensation

               Materials                                  10% (Ten Percent)
               Outside Services                           10% (Ten Percent)

        Third Party Equipment - If Contractor-Owned equipment is not available and equipment must be rented via outside sources (third-party-owned construction equipment), then Owner will request Contractor to propose a price for the equipment. Rental rates for non-owned equipment must be approved in advance by Owner.

        The above rates will remain in effect until July 1, 1998.

        If additional information is required, please feel free to contact me at our Springville office.

                                   Sincerely,

                                   W. W. Clyde & Co.



                                   David R. Hales
                                   Project Manager


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                                    EXHIBIT D
                        KENNECOTT UTAH COPPER CORPORATION
                         CONTRACTOR SAFETY REQUIREMENTS


A.      PRIOR TO JOB START-UP:

        1.      Certification of hazard communication training.

        2. List of employees including age, number of years working experience, social security number, name and date of drug test.

        3.      List of materials/equipment brought on site.

        4.      Copy of specific Safety, Health and Environmental Action Plan.

        5.      Respirator Protection Plan, if required.

        6. All employees working on Kennecott Property must have current OSHA and MSHA Training.

        7. List of products and substances, quantities and types of containers intended to use on the job. The list will include, but not be limited to, acids, caustics, petroleum products, solid and liquid reagents, etc. Additionally, a copy of the appropriate manufacturers Material Safety Data Sheet (MSDS) will be provided for each product. The list shall be updated prior to new products being brought onto Kennecott property.

B.      DURING THE JOB:

        1.      Tool box safety meeting.

        2.      Copy of employee's first report of injury (by end of shift).

        3.      Copy of medical reports as received.

        4.      Property damage reports by end of shift.

        5.      "Near miss" accident reports by end of shift.

        6.      Copies of completed burn permits.

        7.      Copies of completed confined space permits.

        8.      Copies of completed excavation permits.

        9.      Copies of completed close proximity permits.